UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2018

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-215998	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Board of Directors of FTS International, Inc. (the “Company”) adopted and approved the 2018 Short-Term Incentive Plan (the “2018 STIP”) based upon recommendation from the Compensation Committee.  The 2018 STIP provides that participating employees, including the Company’s named executive officers, are eligible to receive cash incentive awards expressed as a percentage of their base salaries, based on certain performance goals over the 2018 fiscal year. In respect of the Company’s named executive officers, the target incentive awards are 100%, 80% and 60% of base salary, and the applicable performance metrics are:

•                  Financial targets based on the Company’s adjusted earnings before interest, taxes, depreciations and amortization;

•                  Safety performance as measured by the Company’s total recordable incident rate; and

•                  Individual contributions towards company performance.

The payouts for the named executive officers under the 2018 STIP are based 55% on the financial target, 20% on the safety target and 25% on individual contributions towards company performance.

The foregoing description of the 2018 STIP is a summary and is qualified in its entirety by reference to the full text of the 2018 STIP, which is filed as Exhibit 10.37 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.37*	Description of 2018 Short-Term Incentive Plan

*                                         Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer and Treasurer

Date: April 26, 2018